Exhibit 99.2


                           Morex Marketing Group LLC.
                           BALANCE SHEETS (Unaudited)
                         September 30, 2005 and 2004

                                                                   2005              2004
                                                                ----------        ----------
                                     ASSETS

Current Assets:
   Cash                                                           $613,374               $0
   Trade Receivables                                               786,183          106,106
                                                                ----------       ----------
Total Current Assets                                             1,399,557          106,106
                                                                ----------       ----------
Property & Equipment
   Software                                                        112,608                0
   Equipment                                                         3,771                0
                                                                ----------       ----------
   Subtotal                                                        116,379                0
   Less: Accumulated Depreciation                                  (14,396)               0
                                                                ----------       ----------
Net Property & Equipment                                           101,983                0
                                                                ----------       ----------
Intangible assets (net of accumulated amortization)              1,328,907          208,061
                                                                ----------       ----------
TOTAL ASSETS                                                    $2,830,447         $314,167
                                                                ===========       ==========

                       LIABILITIES AND MEMBERS' EQUITY

Current Liabilities
   Checks in Excess of Funds on Deposit                                 $0           $6,109
   Trade Payables                                                  252,226           90,392
   Accrued Expenses                                                 82,570              169
   Distribution Payable                                             23,226           33,035
                                                                ----------       ----------
Total Current Liabilities                                          358,022          129,705

Members' Equity                                                  2,472,425          184,462
                                                                ----------       ----------
TOTAL LIABILITIES AND MEMBERS' EQUITY                           $2,830,447         $314,167
                                                                ===========       ==========

The accompanying notes are an integral part of the financial statements.


                           Morex Marketing Group, LLC.
                      STATEMENTS OF OPERATIONS (Unaudited)
         For the Nine and Three Months Ended September 30, 2005 and 2004


                                                 Nine Months       Three Months       Nine Months       Three Months
                                                    Ended September 30, 2005              Ended September 30, 2004
                                                -------------------------------      -------------------------------
Revenue                                          $3,709,502         $1,246,947        $453,636            $379,379

Cost of Revenue                                     718,675            322,388          23,086              20,637
                                                -----------        -----------       ---------           ---------

Gross Profit                                      2,990,827            924,559         430,550             358,742

Selling, General and Administrative Expenses        448,042            286,945          94,485              82,269
                                                -----------        -----------       ---------           ---------

Income from Operations                            2,542,785            637,614         336,065             276,473

Interest Income                                         379                  0               0                   0
                                                -----------        -----------       ---------           ---------

Net Income                                       $2,543,164           $637,614         $336,065           $276,473
                                                ===========        ===========       =========           =========

The accompanying notes are an integral part of the financial statements.

                           Morex Marketing Group, LLC.
                    STATEMENTS OF MEMBERS' EQUITY (Unaudited)
              For the Nine Months Ended September 30, 2005 and 2004
                                                    2005                2004
                                                 ----------          ----------
Members' Equity, January 1                        $645,261                 $0

Net Income                                       2,543,164            336,065

Contributed Capital                                      0             19,218

Distributions                                    (716,000)           (170,820)
                                                -----------          ----------
Members' Equity, September 30                   $2,472,425           $184,462
                                                ===========          ==========

The accompanying notes are an integral part of the financial statements.

                           Morex Marketing Group, LLC.
                            STATEMENTS OF CASH FLOWS (Unaudited)
              For the Nine Months Ended September 30, 2005 and 2004

                                                                  2005                2004
                                                               ----------          ----------
CASH FLOWS FROM OPERATING ACTIVITIES
    Net Income                                                 $2,543,164           $336,065
Adjustments to Reconcile Net Income to Net Cash
Provided by Operating Activities:
    Depreciation and Amortization                                 678,100             18,517
    (Increase)Decrease in Assets:
        Trade Receivables                                        (696,606)          (161,943)
        Prepaid Expenses                                            5,398                  0
    Increase in Liabilities:
        Trade Payables                                             18,437             90,392
        Accrued Expenses                                           80,442                169
                                                               -----------         -----------
Net Cash provided by Operating Activities                       2,628,935            283,200
                                                               -----------         -----------
CASH FLOWS FROM INVESTING ACTIVITIES
    Capital Expenditures                                          (94,608)                 0
    Acquisitions of Database                                   (1,322,932)          (209,361)
                                                               -----------         -----------
Net Cash Used in Investing Activities                          (1,417,540)          (209,361)
                                                               -----------         -----------
CASH FLOWS FROM FINANCING ACTIVITIES
    Checks in Excess of Funds on Deposit                                0              6,109
    Contrributed Capital                                                0              2,000
    Distributions to Members                                     (786,559)           (81,948)
                                                               -----------         -----------
Net Cash Used in Financing Activities                            (786,559)           (73,839)
                                                               -----------         -----------

NET CASH CHANGE                                                   424,836                  0

CASH - Beginning of Period                                        188,538                  0
                                                               -----------         -----------

CASH - End of Period                                             $613,374                 $0
                                                               ===========         ===========

Supplemental Disclosure of Cash Flow Information:
-------------------------------------------------
Non-Cash Financing Activity:
----------------------------
    Trade receivable collected personally by member and
     classified as a distribution to that member                       $0            $55,837
                                                               ===========         ===========
    Change in distribution payable to member (necessary under
     Company's operating agreement which requires pro-rata
     distributions)                                               $70,559            $33,035
                                                               ===========         ===========
    Contributions of member's personal payment of vendor
     invoice for company databases                                     $0            $17,218
                                                               ===========         ===========

The accompanying notes are an integral part of the financial statements.


                          Morex Marketing Group, LLC.
                         Notes to Financial Statements
             For the Nine Months Ended September 30, 2005 and 2004


NOTE A - PRINCIPLES OF COMBINATION AND BUSINESS ACTIVITIES

Morex Marketing Group, LLC, is a New York limited liability company ("Morex") and the owner of the Internet website www.Babytobee.com. Through Babytobee.com, Morex has developed a model for compiling the names of moms-to-be in the marketplace and direct marketing to expecting and new parents, primarily via the Internet.

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICES

Aspects of the Limited Liability Company

As a limited liability company, each member's liability is limited to the capital invested. Allocation of profits, losses and distributions is in accordance with the terms as defined in the operating agreement. Morex was set up to dissolve on March 1, 2034, unless extended by amendment to the operating agreement as it prescribes.

Morex is treated as a partnership for federal income tax purposes. Consequently, federal income taxes are not payable by, or provided for, Morex. Members are taxed individually on their share of the company's earnings. Morex's net income or loss is allocated among the members in accordance with the operating agreement of the company. Accordingly, the financial statements do not reflect a provision for income taxes.

Morex's operating agreement requires distributions made to the members to be pro-rata. In the event cash distributions made during the periods were not made pro-rata, it is Morex's policy to record a distribution payable to members to effectively record distributions pro-rata in accordance with the operating agreement.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Revenue Recognition

Revenue is recognized when the names lists are delivered to the customer.

Trade Receivables

Receivables are carried at original invoice amount. No provision for doubtful accounts has been made as of September 30, 2005 and 2004 as management considers all amounts fully collectible. A receivable is considered to be past due if any portion of the receivable balance is outstanding for more than 90 days. Receivables are written off when deemed uncollectible.

Depreciation

Property and equipment are stated at cost. Depreciation is provided on the straight-line method for financial statement purposes and accelerated methods for tax purposes. Repairs and maintenance are expensed as incurred. The estimated useful lives of the assets are as follows:

     Equipment                          5 years
     Software                           3 years

Intangible Assets

Intangible Assets consist of databases of demographic and other data of moms-to-be in the marketplace. These assets are acquired from external resources, recorded at cost and are amortized using the straight-line method over a period of one to two years.

NOTE C - CASH

Substantially all of Morex's cash is held at one financial institution. Cash deposits held by the bank exceeded FDIC-insured limits by $513,374 as of September 30, 2005. Morex has not experienced any losses in such accounts. Morex believes it is not exposed to any significant credit risk on cash.

NOTE D - INTANGIBLE ASSETS

Intangible assets consist of the following:

Database Acquisition Costs                              $2,076,535
Accumulated Amortization                                   747,628
                                              ---------------------
                                                        $1,328,907
                                              ---------------------

Amortization expense was $663,942 and $18,518 for the nine months ended September 30, 2005 and 2004 respectively. Estimated future amortization expense for the following two years is as follows:

Twelve months ended September 30, 2006                    $999,353
Twelve months ended September 30, 2007                     329,554
                                                  -----------------
                                                        $1,328,907
                                                  -----------------

NOTE E - ACCRUED EXPENSES

Accrued expenses consisted of the following as of September 30, 2005 and 2004:

                                                 2005           2004
                                            --------------- --------------
      Accrued Payroll Taxes                         $1,035           $169
      Accrued Professional Fees                     81,535              0
                                            --------------- --------------
      Total                                        $82,570           $169
                                            --------------- --------------

NOTE F - ADVERTISING EXPENSE

Advertising costs are expensed when occurred. Advertising costs for the periods ended September 30, 2005 and 2004 were $30,302 and $0 respectively.

NOTE G - RELATED PARTIES

Morex rents office space from two of its members on a month-to-month basis. Rent expense charged to the company under this agreement was $36,000 and $12,000 for the nine months ended September 30, 2005 and 2004, respectively.

NOTE H - CONCENTRATIONS

For the nine months ended September 30, 2005 and 2004, approximately 63.5% and 63.3%, respectively, of Morex's revenues were generated from services rendered to two individual customers. Services rendered to one of these customers, Catamount Group, as described in Note I, accounted for approximately 13.1% of revenue. Approximately 25.8% and 93.9% of the trade receivables as of September 30, 2005 and 2004, respectively, were from these same customers.


For the nine months ended September 30, 2005 and 2004, approximately 71.1% and 83.8%, respectively, of the purchases of intangible assets, that are the basis for primary sources of Morex's revenue, were generated from services rendered by three individual vendors. Approximately 43.8% and 65.7% of the trade payables as of September 30, 2005 and 2004,respectively, were payable to these same vendors.

NOTE I - SUBSEQUENT EVENT

On January 20, 2006, Catamount Group, LLC., Catamount Management, LLC., and Plan Bee, LLC (collectively "Catamount Group") merged with and into Morex. Catamount Group is one of the leading brokers of online lead generation data to the off-line direct marketing industry, offering services beyond the traditional direct marketing agency. As consideration for the merger, the Member of Catamount Group received an 8% stake of Morex valued approximately at $1,700,000. Morex is in the process of valuing certain intangible assets related to this acquisition and thus the allocation of the purchase price has not been completed.


On January 20, 2006, Morex was acquired by Think Partnership Inc. ("Think Partnership"), a Nevada public company. As consideration for the acquisition, the members of Morex received an aggregate of $9,438,778 in cash and an aggregate of 5,513,845 shares of common stock, valued at $2.18 per share. Further, the members of Morex may receive earnout payments (each, an "Earnout Payment") to be paid in 2006, 2007, 2008 and 2009. Each year's earnout payment shall be equal to the excess over between (A) four times the aggregate earnings of Morex for the previous calendar year and (B) the aggregate amount of merger consideration previously paid by the Company (including any Earnout Payments); provided, however, in no event shall the total aggregate merger consideration (including the Earnout Payments) payable to the members of Morex exceed $50 million. Each Earnout Payment, to the extent earned, will be paid 50% in cash and 50% in shares of Think Partnership's common stock valued at the average of the closing prices for shares of the their common stock on the last day on which such shares were traded for each quarter of the calendar year on which the particular Earnout Payment is based, provided that, in the Think Partnership's sole discretion it may pay to the members in cash any Earnout Payment that is otherwise required to be paid in shares of common stock ("Earnout Stock"), if the delivery of shares of the Earnout Stock would cause the total merger consideration paid by Think Partnership in the form of common stock to exceed 7,674,305 shares. The Members of Morex also received warrants to purchase an aggregate of 105,000 shares of Company common stock at $3.50 per share.